Exhibit 99.1

LINEAGE CELL THERAPEUTICS REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

•
Positive 3 Year Phase 1/2a Clinical Data of RG6501 (OpRegen®) Featured at Retinal Therapeutics Innovation Summit 2026
•
Announced Progress with Wholly-Owned Corneal Endothelial Disease Cell Therapy Program (COR1)
•
Established Scientific Advisory Board With Cell Therapy Executive Joachim Fruebis, PhD As Founding Member
•
Cash, cash equivalents, and marketable securities as of June 30, 2026 expected to support planned operations into Q3 2028.

CARLSBAD, CA – August 6, 2026 - Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX), a clinical-stage biotechnology company developing novel, allogeneic, “off the shelf”, cell therapies for serious medical conditions, today reported its second quarter 2026 financial and operating results. The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss these results and to provide a business update.

“As we continue to support our collaboration with Roche and Genentech for their clinical development of OpRegen, Lineage remains focused on building out our allogeneic cell transplant pipeline. Our most recent advancement is COR1, our wholly-owned corneal endothelial cell (CEnC) therapy preclinical program, which we believe highlights the value of our pluripotent cell-based therapeutic platform to be able to generate novel assets with differentiated and potentially superior characteristics,” stated Brian M. Culley, Lineage CEO. “COR1 benefits from our existing ophthalmology and manufacturing expertise and represents a natural next application of our platform. Notably, only nine months after internal lab work began, we successfully utilized our proprietary AlloSCOPETM 5D technology to achieve seamless bioreactor-based precursor expansion and differentiation to support large-scale CEnC production. We believe this expansion and differentiation capability, together with a thaw-and-inject formulation, can support the development of an exciting and potentially disruptive asset in corneal disease.”

“The COR1 program, together with others in our pipeline, reflects Lineage’s balanced business strategy: to provide manufacturing support for Roche and Genentech’s clinical development of RG6501 while also prioritizing programs that we believe can potentially generate meaningful data from early clinical trials, which could allow us to evaluate clinical potential earlier, optimize capital allocation, and accelerate value creation,” added Mr. Culley.

Select Business Highlights

•
RG6501 (OpRegen Cell Therapy)
o
Positive RG6501 (OpRegen cell therapy) Phase 1/2a clinical study 3 year results encore featured at Foundation Fighting Blindness’ Retinal Therapeutics Innovation Summit 2026, suggest evidence of sustained gains in best corrected visual acuity (BCVA) and partial structural restoration of the retina, including regions with re-appearance of an RPE layer and features associated with recovery of photoreceptors.
o
Positive long-term clinical outcomes reported following a single administration of OpRegen cell therapy.

▪
Clinical data reported at 12-, 24-, and 36-months for Cohort 4 (less advanced disease) of the Phase 1/2a study (12 patients) has continued to demonstrate a consistent and durable treatment effect, with OpRegen-treated eyes exhibiting mean BCVA scores above baseline at each of these timepoints in these patients. Five patients who received extensive coverage of OpRegen cell therapy across their geographic atrophy (GA) lesion are demonstrating long-term outcomes consistent with meaningful disease stabilization and even improvement through 36 months.
o
Ongoing execution of Lineage’s contributions to Roche and Genentech's development of OpRegen. The ongoing Phase 2a GAlette Study is currently open and active at 17 clinical sites in the U.S. and Israel.
▪
In addition to testing other surgical parameters, Genentech currently plans to evaluate proprietary surgical delivery devices in the Phase 2a GAlette study that have potential advantages over available off-the-shelf devices.
o
Ongoing efforts to further support development of OpRegen cell therapy under a separate services agreement with Genentech, signed May 2024, including: (i) activities to support the ongoing Phase 1/2a study long term follow-up and the currently enrolling Phase 2a GAlette study; and (ii) additional technical training and materials related to our cell therapy technology platform to support commercial manufacturing strategies.

•
COR1 Program (Corneal Endothelial Disease)
o
Reported positive development progress with COR1, our corneal endothelial cell therapy (CEnC) program, a wholly-owned preclinical asset which benefits from our existing ophthalmology and manufacturing expertise and which represents a natural next application of our technology platform.
o
Utilizing Lineage’s proprietary cell manufacturing and expansion platform, AlloSCOPE, the Company successfully achieved seamless bioreactor-based precursor expansion and differentiation to support CEnC production which, together with a thaw-and-inject formulation, may demonstrate a potentially superior product profile, and which meets Lineage’s internal criteria for continued preclinical advancement.
o
Lineage has also elected to advance the COR1 program into in-vivo animal testing with initial preclinical data expected to be generated in 2026.
o
Applicable indications for COR1 are expected to include Fuchs Endothelial Corneal Dystrophy (FECD) and Bullous Keratopathy.

•
OPC1 Program (Spinal Cord Injury)
o
Currently enrolling participants in the DOSED (Delivery of Oligodendrocyte Progenitor Cells (OPCs) for Spinal Cord Injury: Evaluation of a Novel Device) clinical study. The DOSED study is evaluating the safety and utility of a novel delivery device developed to deliver OPC1 directly to the area of injury and will enroll both subacute (between 21 to 42 days following injury) and chronic (between 1 to 5 years following injury) SCI participants.
o
Two successful administrations using the novel delivery system have been completed in chronic SCI participants. Participants experienced no unexpected procedural, product, or device-related adverse events and no significant design changes are required for continuation of the DOSED study.
o
Opened second clinical site in the DOSED study, Rancho Research Institute, in conjunction with Rancho Los Amigos National Rehabilitation Center.

•
ILT1 Manufacturing Initiative
o
Successfully continued to meet our internal milestones for our ILT1 manufacturing initiative, advancing from 0.5L to multi-liter scale using a fully suspension-based process for generating undifferentiated pluripotent cells using one of our proprietary cell lines, which supports further and continued development.
o
The goal of ILT1 is to establish a production modality that can support an expansion through differentiation process, entirely in a dynamic culturing system, which if successful and applied to islet cell differentiation, could potentially solve a major hurdle to production and commercialization of an islet cell therapy product candidate for the potential treatment of Type 1 Diabetes.

•
ReSonance (ANP1) Program (Hearing Loss)
o
First internally-developed program, an auditory neuron cell transplant to treat hearing loss built on our AlloSCOPE platform.
o
Research collaboration was established in 2025 with William Demant Invest A/S (WDI) to jointly advance preclinical development of ReSonance over a term of three years.
▪
WDI collaboration represents an important demonstration of the speed, efficiency, and value creation of the AlloSCOPE platform.
o
Successfully completed 3 engineering manufacturing runs, completed the internal technology transfer to our current Good Manufacturing (cGMP) team, as well as completed one cGMP manufacturing run, which is currently the subject of standard release testing.
o
Established a novel model of deafening to support ReSonance functional preclinical testing under the collaboration.

•
Scientific Advisory Board (SAB)
o
Established SAB to provide strategic counsel and insights into the development of Lineage’s novel cell transplant pipeline with founding member Joachim Fruebis, Ph.D., an accomplished scientist and leader with an extensive career driving R&D innovation in biotechnology and pharma.

Balance Sheet Highlights

Cash, cash equivalents, and marketable securities of $50.8 million as of June 30, 2026 is expected to support planned operations into Q3 2028.

Second Quarter Operating Results

Revenues: Revenue is generated primarily from collaboration revenues, royalties, and other revenues. Total revenues for the three months ended June 30, 2026 were $1.1 million, a net decrease of $1.7 million as compared to $2.8 million for the same period in 2025. The decrease was primarily driven by lower collaboration revenue recognized from deferred revenues under the Roche Agreement reflective of measured progress toward completion of the first performance obligation, as well as lower revenues recognized associated with the prior year termination of the VAC platform-related collaboration agreement, partially offset by an increase in revenue related to our new research collaboration agreement with WDI.

Operating Expenses: Operating expenses are comprised of research and development (“R&D”) expenses and general and administrative (“G&A”) expenses. Total operating expenses for the three months ended June 30, 2026 were $10.0 million, a decrease of $12.5 million as compared to $22.5 million for the same period in 2025. The overall decrease was primarily driven by the $14.8 million expense recognized in the prior year for the loss on impairment for the intangible asset related to the VAC platform.

R&D Expenses: R&D expenses for the three months ended June 30, 2026 were $4.8 million, an increase of $1.7 million as compared to $3.1 million for the same period in 2025. The net increase was primarily driven by our preclinical programs and other undisclosed programs.

G&A Expenses: G&A expenses for the three months ended June 30, 2026 were $5.2 million, an increase of $0.7 million as compared to approximately $4.5 million for the same period in 2025. The net increase was primarily driven by personnel costs and stock-based compensation expense.

Loss from Operations: Loss from operations for the three months ended June 30, 2026 were $8.9 million, a decrease of $10.9 million as compared to $19.8 million for the same period in 2025. This decrease was primarily driven by the prior year non-cash impairment expense related to the VAC platform of $14.8 million, which was a non-recurring transaction.

Other Income/(Expenses): Other income/(expenses) for the three months ended June 30, 2026 reflected other income of $10.5 million, compared to other expense of ($10.6) million for the same period in 2025. The net change was primarily attributable to the quarterly fair value non-cash remeasurement of the warrant liabilities driven by a decrease in our share price as compared to an increase in the prior year’s quarter, partially offset by exchange rate fluctuations related to Lineage’s international subsidiaries.

Net Income/(Loss) Attributable to Lineage: The net income/(loss) attributable to Lineage for the three months ended June 30, 2026 was net income of $1.5 million, or $0.01 earnings per share (basic) and ($0.03) loss per share (diluted), compared to a net loss of ($30.5) million, or ($0.13) loss per share (basic and diluted), for the same period in 2025. The change was primarily driven by the prior year non-cash loss on impairment expense related to a 2019 acquisition and the quarterly fair value remeasurement of the warrant liabilities.

Conference Call and Webcast

Interested parties may access today’s conference call by dialing (800) 715-9871 from the U.S. and Canada and should request the “Lineage Cell Therapeutics Call” (Conference ID: 2355043). A live webcast of the conference call will be available online in the Investors section of Lineage’s website. A replay of the webcast will be available on Lineage’s website for 30 days and a telephone replay will be available through August 13, 2026, by dialing (800) 770-2030 from the U.S. and Canada and entering conference ID number 2355043.

About the AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) Platform

The AlloSCOPE (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering) platform highlights the key attributes of Lineage’s in-house technology and describes a differentiation and production modality from which Lineage can manufacture millions of doses of an allogeneic, cell-based product derived from a single initial pluripotent cell line, conferring consistent, cost-effective, and scalable cell-based production and which can be applied across multiple programs. From our proprietary AlloSCOPE platform, we successfully completed a current Good Manufacturing Practice (“cGMP”) production run from a custom, two-tiered cell banking system, featuring a genetically-stable master cell bank (MCB) created from a single, well-characterized pluripotent cell line, which generated a working cell bank (WCB), which then provided the source material for two final cell-based product candidates. AlloSCOPE “5D” describes an application of AlloSCOPE with the goal of higher scale production with reduced manipulation.

About Lineage Cell Therapeutics, Inc.

Lineage Cell Therapeutics is a clinical-stage biotechnology company developing novel allogeneic, or “off the shelf”, cell therapies for serious medical conditions. Lineage’s programs are based on its proprietary cell-based technology platform, AlloSCOPE™ (Allogeneic, Scalable, Consistent, Off-the-shelf, Pluripotent Cell Engineering), and associated development and manufacturing capabilities. From this proprietary AlloSCOPE platform, Lineage develops, manufactures, and tests specialized human cells with anatomical and physiological functions similar or substantially identical to cells found naturally in the human body. These cells are created by applying directed differentiation protocols to established, well-characterized, and self-renewing pluripotent cell lines. These protocols generate cells with characteristics associated with specific and desired developmental lineages, and in some instances may be designed to have additional beneficial properties. Cells derived from such lineages are transplanted into patients in an effort to replace or support cells that are absent or dysfunctional due to degenerative disease, aging, or traumatic injury, and to restore or augment the patient’s functional activity. Lineage’s pipeline currently includes: (i) OpRegen® cell therapy, a retinal pigment epithelial cell therapy in Phase 2a development under a worldwide collaboration with Roche and Genentech, a member of the Roche Group, for the treatment of geographic atrophy secondary to age-related macular degeneration; (ii) OPC1, an oligodendrocyte progenitor cell therapy in Phase 1/2a development for the treatment of spinal cord injuries; (iii) ReSonanceTM (ANP1), an auditory neuronal progenitor cell therapy in preclinical development under a collaboration with William Demant Invest A/S for the potential treatment of auditory neuropathy; (iv) PNC1, a photoreceptor neural cell therapy research initiative being evaluated for development for the potential treatment of vision loss due to photoreceptor dysfunction or damage; (v) RND1, a novel hypoimmune induced pluripotent stem cell line being evaluated for development under a gene editing partnership; (vi) ILT1, a cell therapy manufacturing initiative focused on the issue of large-scale production of undifferentiated pluripotent cells, which if successful could be evaluated for the production of islet cells to support a potential treatment of Type 1 Diabetes; and (vii) COR1, a corneal endothelial disease cell therapy in preclinical development for the potential treatment of corneal endothelial disease. For more information, please visit www.lineagecell.com or follow the company on X/Twitter @LineageCell.

Forward-Looking Statements

Lineage cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. In some cases, forward-looking statements, can be identified by terms such as “believe,” “aim,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “can,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “suggest,” or the negative version of these words and similar expressions. Such forward-looking statements include, but are not limited to, statements relating to: plans and timing for development of COR1, including expected timing of initial data from in-vivo animal testing; the potential safety and therapeutic benefits of COR1 for patients suffering from corneal endothelial disease, including FECD and bullous keratopathy; the benefits of a thaw-and-inject formulation; the potential for COR1 to demonstrate a superior product profile and expectations regarding market opportunity and competitive positioning for COR1; the potential for Lineage’s AlloSCOPE manufacturing platform to enable large-scale production of COR1 in accordance with cGMP and other applicable manufacturing standards and requirements and reduce production costs; the ability of Lineage’s two-tiered cell banking system to generate millions of doses of final product; the potential of the AlloSCOPE platform, including based on our prior success in completing a production run for two product candidates, to manufacture millions of doses of a cost-effective, scalable, and consistent supply of an allogeneic, cell-based product derived from a single initial cell line, that can be applied across multiple programs; Lineage’s development strategy of prioritizing programs that it believes can generate meaningful data in early clinical trials, thereby allowing the Company to evaluate clinical potential earlier, optimize capital allocation, and accelerate value creation; Lineage's plans to, and its ability to, apply its manufacturing capabilities to establish a production modality that, if successful, and if paired with an islet-cell differentiation protocol, could potentially address manufacturing scale considerations relevant to potential future islet cell therapy product candidates and potentially solve a major hurdle to commercialization of islet cell therapy product candidates through its ILT1 manufacturing initiative; the potential therapeutic benefits of OpRegen cell therapy in patients with GA secondary to age-related macular degeneration and the significance of the Phase 1/2a clinical study data reported to date, including the expectation that findings from the open-label, single-arm Phase 1/2a study may support continued evaluation; Genentech’s plans to evaluate proprietary surgical delivery devices that have potential advantages over available off-the-shelf devices in the Phase 2a GAlette Study; the ongoing open and active status of the Phase 2a GAlette Study at clinical sites in the U.S. and Israel and ongoing patient enrollment at such sites; the benefits of Lineage’s services agreement with Genentech and its impact on advancing the OpRegen cell therapy program; the plans and expectations with respect to OPC1, including the ongoing DOSED clinical study and enrollment of additional participants; the expected funding under the research collaboration agreement with WDI and the activities it is intended to support to advance the development of ReSonance (ANP1), including the characterization of the WDI collaboration as a demonstration of the speed, efficiency, and value creation of the AlloSCOPE platform, and the expectation that the completed cGMP manufacturing run will satisfy standard release testing requirements; the anticipated contributions of the Scientific Advisory Board to Lineage’s development strategy; Lineage’s expectation that its cash, cash equivalents and marketable securities are sufficient to support its planned operations into the third quarter of 2028; and Lineage’s plans to advance its pipeline of allogeneic cell therapy candidates in 2026 and beyond, including its long-term strategy of creating a leading pipeline of cell-based transplant programs based on its core technology and AlloSCOPE manufacturing platform. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Lineage’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements in this press release, including, but not limited to, the following risks: that we may need to allocate our cash to unexpected events and expenses causing us to expend our cash, cash equivalents and marketable securities more quickly than expected; that cash runway projections are based on current operating assumptions and are subject to change based on business conditions, development activities, and other factors outside Lineage’s control, and that Lineage may need to raise additional capital before that time; that development activities, preclinical activities, and clinical trials of our product candidates may not commence, progress or be completed as expected due to many factors within and outside of our control; that Lineage's development strategy of prioritizing programs based on the potential for early meaningful data may not result in the generation of meaningful data, nor ultimately successful product candidates, and that the ability to generate meaningful data in early clinical trials is uncertain and may not be predictive of clinical success in later-stage studies; that early, exploratory, or interim findings in clinical and/or nonclinical studies of a product candidate may not be predictive of results in controlled, subsequent, or later-stage clinical and/or nonclinical studies of that candidate; that Roche and Genentech may not successfully advance OpRegen cell therapy or be successful in completing further clinical trials for OpRegen cell therapy and/or obtaining regulatory approval for OpRegen cell therapy in any particular jurisdiction, and Genentech retains discretion over the advancement of OpRegen and Lineage cannot control Genentech's decisions; that competing alternative therapies may adversely impact the commercial potential of OpRegen cell therapy; that OPC1 clinical trials, including the DOSED study, may not be successful; that the DOSED study is evaluating device safety and utility and no safety or efficacy conclusions regarding OPC1 are available at this time; that COR1 is a preclinical asset and there is no assurance that preclinical data expected to be generated in 2026 will be positive or generated on the anticipated timeline, that COR1 will advance into clinical development, or that COR1 will demonstrate the same or superior efficacy, a superior product profile or disruptive potential relative to existing or competing therapies for corneal endothelial disease; that Lineage’s ILT1 development is in its early stages, and even if our AlloSCOPE 5D manufacturing initiative is successful in producing large scale production of undifferentiated pluripotent stem cells, that we may not be able to successfully or feasibly differentiate those cells into islet cells, and further, we may not successfully establish a production modality for large-scale islet cell production, and there is no assurance that undifferentiated pluripotent stem cell manufacturing milestones will translate to clinical or commercial development or result in a viable product candidate for the treatment of Type 1 Diabetes; that the AlloSCOPE platform may not generate new programs with the speed, efficiency, or value creation potential that Lineage anticipates, and past development timelines may not be indicative of future results; that the WDI collaboration may not achieve its intended objectives, that WDI may not contribute the full amount of anticipated funding, that the WDI anticipated funding may not be sufficient to complete the planned activities under the WDI collaboration and that additional funding may be required, and that the completed cGMP manufacturing run may not satisfy release testing requirements; that the ongoing 2026 Iran War and broader Israeli regional conflict may materially and adversely impact clinical activities at Israel trial sites participating in the GAlette study and/or our manufacturing processes, including cell banking and product manufacturing for our cell therapy product candidates, all of which are conducted by our subsidiary in Jerusalem, Israel; that Lineage may not be able to manufacture sufficient clinical quantities of its product candidates in accordance with current good manufacturing practice; and those risks and uncertainties inherent in Lineage’s business and other risks discussed in Lineage’s filings with the Securities and Exchange Commission (SEC). Lineage’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. Further information regarding these and other risks is included under the heading “Risk Factors” in Lineage’s periodic reports with the SEC, including Lineage’s most recent Annual Report on Form 10-K filed with the SEC and its other subsequent reports, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Lineage undertakes no obligation to update any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Lineage Cell Therapeutics, Inc. IR

Ioana C. Hone

(ir@lineagecell.com)

(442) 287-8963

Russo Partners – Media Relations

Nic Johnson or David Schull

(Nic.johnson@russopartnersllc.com)

(David.schull@russopartnersllc.com)

(212) 845-4242

Tables to follow

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$37,355	$40,791
Marketable securities	13,474	14,990
Accounts receivable	790	891
Prepaid expenses and other current assets	1,351	2,485
Total current assets	52,970	59,157

NONCURRENT ASSETS
Property and equipment, net	2,517	2,566
Operating lease right-of-use assets	1,964	2,131
Deposits and other long-term assets	598	558
Goodwill	10,672	10,672
Intangible assets, net	31,700	31,700
Deferred tax asset, net	5,799	5,800
TOTAL ASSETS	$106,220	$112,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$5,387	$7,181
Operating lease liabilities, current portion	918	816
Finance lease liabilities, current portion	33	37
Deferred revenues, current portion	1,678	3,333
Total current liabilities	8,016	11,367

LONG-TERM LIABILITIES
Deferred tax liability, net	22	22
Deferred revenues, net of current portion	12,339	12,377
Operating lease liabilities, net of current portion	1,333	1,534
Finance lease liabilities, net of current portion	15	32
Warrant liabilities	24,697	43,906
TOTAL LIABILITIES	46,422	69,238

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Preferred shares, no par value, 2,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common shares, no par value, 450,000 shares authorized as of June 30, 2026 and December 31, 2025; 252,907 and 243,122 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	535,717	515,467
Accumulated other comprehensive loss	(4,473)	(3,920)
Accumulated deficit	(470,328)	(466,998)
Lineage's shareholders’ equity	60,916	44,549
Noncontrolling deficit	(1,118)	(1,203)
Total shareholders’ equity	59,798	43,346
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$106,220	$112,584

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES:
Collaboration revenues	$943	$2,532	$2,518	$3,802
Royalties, license and other revenues	126	233	276	465
Total revenues	1,069	2,765	2,794	4,267

OPERATING EXPENSES:
Cost of royalties	—	39	—	75
Research and development	4,774	3,106	9,008	6,220
General and administrative	5,218	4,560	10,302	9,417
Loss on impairment of intangible asset	—	14,840	—	14,840
Total operating expenses	9,992	22,545	19,310	30,552
Loss from operations	(8,923)	(19,780)	(16,516)	(26,285)

OTHER INCOME (EXPENSES):
Interest income, net	378	454	783	932
Gain (loss) on marketable equity securities, net	—	(2)	24	(7)
Change in fair value of warrant liability	9,443	(12,740)	11,767	(10,435)
Foreign currency transaction gain, net	664	1,678	714	1,447
Other income (expense), net	(18)	26	(17)	(159)
Total other income (expenses)	10,467	(10,584)	13,271	(8,222)

NET INCOME (LOSS)	1,544	(30,364)	(3,245)	(34,507)

Net (income) loss attributable to noncontrolling interest	(62)	(100)	(85)	(96)

NET INCOME (LOSS) ATTRIBUTABLE TO LINEAGE	$1,482	$(30,464)	$(3,330)	$(34,603)

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO LINEAGE:
Basic	$0.01	$(0.13)	$(0.01)	$(0.15)
Diluted	$(0.03)	$(0.13)	$(0.06)	$(0.15)

WEIGHTED-AVERAGE COMMON SHARES USED TO COMPUTE NET INCOME (LOSS) PER COMMON SHARE:
Basic	249,499	228,356	247,276	227,212
Diluted	261,471	228,356	261,524	227,212

LINEAGE CELL THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Lineage	$(3,330)	$(34,603)
Net income (loss) attributable to noncontrolling interest	85	96
Adjustments to reconcile net loss attributable to Lineage Cell Therapeutics, Inc. to net cash used in operating activities:
Issuance costs for common stock warrant liabilities	—	183
Loss on impairment of intangible asset	—	14,840
(Gain) loss on marketable equity securities, net	(24)	7
Accretion of income on marketable debt securities	(262)	(10)
Depreciation and amortization expense	375	335
Change in right-of-use assets and liabilities	54	(88)
Stock-based compensation	2,773	2,455
Change in fair value of warrant liability	(11,767)	10,435
Foreign currency remeasurement	(773)	(1,455)
Loss on disposal of assets	31	—
Changes in operating assets and liabilities:
Accounts receivable	173	381
Prepaid expenses and other current assets	1,088	1,271
Accounts payable and accrued liabilities	(2,052)	(459)
Deferred revenue	(1,693)	(3,813)
Net cash used in operating activities	(15,322)	(10,425)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable debt securities	(18,663)	—
Maturities of marketable debt securities	20,460	2,000
Purchase of equipment	(163)	(111)
Net cash provided by investing activities	1,634	1,889

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee options exercised	233	—
Proceeds from exercise of warrants	5,388	—
Common shares received and retired for employee taxes paid	(40)	(15)
Proceeds from sale of common shares under ATM, net of offering costs	4,469	—
Proceeds from sale of common shares with warrants under registered direct financing, net of offering costs	—	5,232
Payment of financed insurance premium	—	(452)
Payment of finance lease liabilities	(23)	(28)
Net cash provided by financing activities	10,027	4,737
Effect of exchange rate changes on cash, cash equivalents and restricted cash	254	220
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,407)	(3,579)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	41,324	46,354
At end of the period	$37,917	$42,775